EXHIBIT 5

May 18, 2009

Swift Energy Company
16825 Northchase Drive
Suite 400
Houston, Texas 77060

Ladies and Gentlemen:

We have acted as counsel to Swift Energy Company, a Texas corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed on May 19, 2009 by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of a presently indeterminate number or principal amount of:  (a) unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness of the Company (the “Debt Securities”); (b) common stock, $0.01 par value per share (the “Common Stock”); (c) preferred stock, $0.01 par value per share (the “Preferred Stock”); (d) depositary shares representing a fractional interest in Preferred Stock (the “Depositary Shares”); and (e) warrants to purchase Common Stock or Preferred Stock (the “Warrants” and, together with the Debt Securities, the Common Stock, the Preferred Stock and the Depositary Shares, the “Securities”), which may be issued and sold by the Company, in each case from time to time pursuant to Rule 415 under the Securities Act, for an aggregate initial offering price not to exceed $500,000,000.  The Securities will be offered in amounts, at prices and on terms which will be contained in prospectus supplements which will become a part of the Registration Statement to which this opinion is an exhibit.

Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement (i) any series of the Debt Securities will be issued under an Indenture (the “Indenture”) between the Company and Wells Fargo Bank, National Association, which initial indenture is filed as Exhibit 4.1 to the Registration Statement, as it may be amended from time to time; (ii) any series of the Preferred Stock will be issued under the Company’s Restated Articles of Incorporation and a Certificate of Designation (the “Certificate of Designation”), a form of which would be filed as Exhibit 4.2 to the Registration Statement; (iii) any shares of the Common Stock are to be issued under the Company’s Restated Articles of Incorporation; (iv) any Depositary Shares will be issued under one or more Deposit Agreements (each a “Deposit Agreement”) to be entered into between the Company and depositories to be named by the Company (each a “Depository”), a form of which would be filed as Exhibit 4.3 to the Registration Statement; and (v) any Warrants will be issued under one or more Warrant Agreements (each a “Warrant Agreement”) to be entered into between the Company and warrant agents to be named by the Company (each a “Warrant Agent”), forms of which would be filed as Exhibits 4.4 and 4.5 to the Registration Statement.

In connection with this opinion, we have examined and relied upon the accuracy of original, certified or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set out below, including (i) the Registration Statement, (ii) the Company’s Restated Articles of Incorporation and Amended and Restated Bylaws; (iii) copies of resolutions of the Company’s board of directors (“Board”) authorizing the filing of the Registration Statement; and (iv) the Indenture.  In addition, we have reviewed such questions of law as we have considered appropriate.  As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In all such examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us a certified or photostatic copies and the authenticity of the originals of such latter documents.

We have also assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and comply with all applicable laws, (ii) a proper prospectus supplement (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby, (iii) all Securities issued will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement, and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Indenture, together with any supplemental indenture or other instruments establishing a series of Debt Securities to be issued under the Indenture, will each be filed with the Commission as part of the Registration Statement, which is effective under the Securities Act, and is duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us or with changes that do not affect the opinions given hereunder; (v) at the time of any offering or sale of any shares of Common Stock or Preferred Stock, the Company will have such number of shares of Common Stock or Preferred Stock authorized or created and available for issuance as may be offered and sold and as are issuable upon the conversion, exchange or exercise of any Securities that may be offered and sold, (vi) any definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (vii) there shall be no change in law affecting the validity of any of the Securities (between the date hereof and the date of issuance and sale of such Securities), and (viii) all parties to agreements involving the issuance or sale of the Securities will perform their obligations thereunder in compliance with the terms of such documents.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1.           With respect to the Debt Securities, when (i) the applicable Indenture relating to the Debt Securities has been duly qualified under the Trust Indenture Act of 1939, as amended, (ii) the Trustee that is a party to the Indenture relating to such Debt Securities has been duly qualified and has filed with the Commission a Statement of Eligibility of Trustee on Form T-1 for the Debt Securities, (iii) the Board (or a committee thereof) has taken all necessary corporate action to approve the issuance and terms of such Debt Securities and the Indenture related thereto, (iv) the terms of such Debt Securities and of the sale of the Debt Securities and of their execution, delivery, issuance have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Indenture has been duly authorized, executed and delivered by the parties thereto, (vi) the certificates or notes representing the Debt Securities have been duly executed, authenticated, countersigned, registered, issued and delivered in accordance with the Indenture and any applicable definitive purchase, underwriting or similar agreement, (vii) the Debt Securities have been issued and delivered in accordance with the provisions of any applicable definitive purchase, underwriting or similar agreement and the terms of which have been approved by the Board (or a committee thereof), and (viii) the Company has received payment of the consideration provided to be paid for the Debt Securities, such Debt Securities will constitute valid and legally binding obligations of the Company.

2.
With respect to the Common Stock that may be issued, offered and sold by the Company, when (i) the Board (or a committee thereof) has taken all necessary corporate action to approve the issuance and sale of the Common Stock to be issued, the terms of the offering thereof and related matters, (ii) such shares of Common Stock have been issued and delivered in accordance with the provisions of any applicable definitive purchase or underwriting or other agreement binding on the Company and the terms of which have been approved by the Board (or a committee thereof), and (iii) the Company has received payment of the cash or other lawful consideration provided to be paid for the Common Stock, which consideration shall not be less than the par value thereof, such shares of Common Stock will be legally issued, fully paid and nonassessable.

3.
With respect to the Preferred Stock, when (i) the Board (or a committee thereof) has taken all necessary corporate action to approve the issuance and terms of such Preferred Stock that may be issued, the terms of the offering thereof and related matters, (ii) a Certificate of Designation under, or an amendment of, the Company’s Restated Articles of Incorporation setting forth the powers, designations, preferences and relative, participating, optional or other special rights of the Preferred Stock and the qualifications and restrictions of such preferences and/or rights has been filed with the Secretary of State of Texas, (iii) such shares of Preferred Stock have been issued and delivered in accordance with the provisions of any applicable definitive purchase, underwriting or similar agreement and the terms of which have been approved by the Board (or a committee thereof), and (iv) the Company has received payment of the cash or other lawful consideration provided to be paid for the Preferred Stock, which consideration shall not be less than the par value thereof, such shares of Preferred Stock will be legally issued, fully paid and nonassessable.

4.
With respect to the Depositary Shares, when (i) the Board (or a committee thereof) has taken all necessary corporate action to approve the creation of and issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, (ii) the Deposit Agreement relating to the Depositary Shares in which the Depository thereunder is duly appointed and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the Depository appointed by the Company, (iii) the shares of Preferred Stock underlying the Depositary Shares and issued in accordance with a Certificate of Designation under or an amendment of the Company’s Restated Articles of Incorporation have been deposited with the Depository (iv) such Depositary Shares have been issued and delivered in accordance with the provisions of the Deposit Agreement, the terms of any applicable definitive purchase underwriting or similar agreement, and the terms of which have been approved by the Board (or a committee thereof), and (iv) the Company has received payment of the consideration provided to be paid for the Depositary Shares, such Depositary Shares will be legally issued, fully paid and nonassessable.

5.
With respect to the Warrants, when (i) the Board (or a committee thereof) has taken all necessary corporate action to approve the creation of and issuance and terms of the Warrants, the terms of the offering thereof and related matters (including any Common Stock or Preferred Stock issued upon exercise of the Warrants), (ii) any Warrant Agreement entered into in connection therewith (the “Warrant Agreement”) has been duly authorized and validly executed and delivered by the Company and the warrant agent thereunder appointed by the Company, (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable Warrant Agreement and any applicable definitive purchase, underwriting or similar agreement, and the terms of which have been approved by the Board (or a committee thereof), and (iv) the Company has received payment of the consideration provided to be paid for the Warrants, such Warrants will be legally issued, fully paid and nonassessable and will constitute valid and legally binding obligations of the Company.

6.
With respect to Preferred Stock, Common Stock and Debt Securities (“Underlying Securities”) that may be issued on the conversion, exchange or exercise of any Securities, when (i) the Underlying Security is issued in accordance with the term of the Security for which it is exchangeable, exercisable or convertible, including the receipt by the Company of any additional consideration to be paid therefor, and (ii) with respect to Underlying Securities that are Debt Securities, the conditions set forth in paragraph 4 above, as applicable, are satisfied, shares of Preferred Stock and Common Stock that are issued as Underlying Securities will be legally issued, fully paid and nonassessable and

Debt Securities that are issued as Underlying Securities will constitute valid and legally binding obligations of the Company.

The opinions set forth in the paragraphs above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

The foregoing opinions are limited to the Texas Business Corporation Act and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement on Form S-3 relating to the Securities and the reference to us under the caption “Legal Matters” in the Registration Statement.  In giving this consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Baker & Hostetler LLP
BAKER & HOSTETLER LLP